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                                                                EXHIBIT 23.2


                      [MCGLADREY & PULLEN, LLP LETTERHEAD]




                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the January 12, 1996 Registration Statement on Form S-8 of our report, dated February 7, 1997, on the financial statements of Richey Electronics, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which appears on page 22 of Form 10-K of Richey Electronics, Inc. for the year ended December 31, 1996.

                                    MCGLADREY & PULLEN, LLP

Pasadena, California
March 18, 1997